Exhibit 99.1

Health Catalyst Reports First Quarter 2026 Results

SALT LAKE CITY, UT, May 11, 2026 — Health Catalyst, Inc. (“Health Catalyst,” Nasdaq: HCAT), a healthcare intelligence company designed to accelerate measurable improvement for health systems, today reported financial results for the quarter ended March 31, 2026.

“We delivered solid first quarter results, with revenue and adjusted EBITDA exceeding expectations,” said Ben Albert, Chief Executive Officer of Health Catalyst. “More importantly, this quarter we took the first decisive step toward transforming our operating model and aligning the company around its highest-conviction technology opportunities. This is not a short-term cost exercise. It is a strategic reset designed to build a more focused, durable Health Catalyst capable of meeting the opportunity in front of us. I am confident in the leadership team and board we have assembled to build the intelligence-driven technology company healthcare needs.”

Financial Highlights for the Three Months Ended March 31, 2026

Key Financial Measures

	Three Months Ended March 31,		Year over Year Change
	2026	2025
GAAP Financial Measures:	(in thousands, except percentages, unaudited)
Total revenue	$70,756	$79,413	(11)%
Gross profit	$27,726	$28,659	(3)%
Gross margin	39%	36%
Net loss	$(111,026)	$(23,742)	(368)%
Non-GAAP Financial Measures:(1)
Adjusted Gross Profit	$36,439	$39,048	(7)%
Adjusted Gross Margin	51%	49%
Adjusted EBITDA	$9,137	$6,279	46%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Financial Outlook
Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the second quarter of 2026, we expect:
•Total revenue of $68 million to $70 million, and
•Adjusted EBITDA of $9 million to $10 million.
For the full year of 2026, we expect:
•Total revenue of $260 million to $265 million, and
•Adjusted EBITDA of $30 million to $33 million.
We have not provided forward-looking guidance for net loss, the most directly comparable GAAP measure to Adjusted EBITDA, and therefore have not reconciled guidance for Adjusted EBITDA to net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details

We will host a conference call to review the results today, Wednesday, May 11, 2026, at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (203) 518-9856 for international participants, and referencing conference ID “HCATQ126.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst, Inc. (Nasdaq: HCAT) is a healthcare intelligence company that accelerates measurable improvement for health systems across cost, clinical, and consumer performance. Backed by deep domain expertise, proprietary AI-driven technology, and $2.8 billion in documented outcomes, Health Catalyst helps health systems move from data to confident, measurable action.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our (https://www.linkedin.com/company/healthcatalyst) and our CEO’s social media accounts such as LinkedIn (https://www.linkedin.com/in/ben-albert-0a763b1/), in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth, our growth strategies, our strategic priorities, our DOS to Ignite migration expectations, and our financial outlook for the second quarter and full year 2026. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners, clients reducing or eliminating their spend with us, client churn or down-selling in connection with the migration to Ignite or otherwise; (v) fluctuations in our project-based, non-recurring revenue, (vi) macroeconomic challenges (including high inflationary and/or high interest rate environments, tariffs, or market volatility and measures taken in response thereto), natural disasters or any new public health crises, and regional or global conflicts (including in the Middle East); and (vii) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, expected to be filed with the SEC on or about May 11, 2026, and the Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 12, 2026. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of March 31,	As of December 31,
	2026	2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$59,864	$50,814
Short-term investments	48,959	44,918
Accounts receivable, net	59,146	59,128
Prepaid expenses and other assets	14,343	14,447
Total current assets	182,312	169,307
Property and equipment, net	34,935	33,838
Intangible assets, net	69,332	77,678
Operating lease right-of-use assets	6,255	6,640
Goodwill	113,251	209,073
Other assets	6,117	6,107
Total assets	$412,202	$502,643
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,694	$9,363
Accrued liabilities	20,825	18,697
Deferred revenue	69,736	56,107
Operating lease liabilities	3,731	3,779
Current portion of long-term debt	1,627	1,627
Total current liabilities	107,613	89,573
Long-term debt, net of current portion	151,738	151,624
Deferred revenue, net of current portion	227	410
Operating lease liabilities, net of current portion	13,482	14,208
Contingent consideration liabilities, net of current portion	156	250
Other liabilities	841	798
Total liabilities	274,057	256,863

Stockholders’ equity:
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 73,748,666 and 72,027,332 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1,612,808	1,608,840
Accumulated deficit	(1,475,672)	(1,364,646)
Accumulated other comprehensive income	1,009	1,586
Total stockholders’ equity	138,145	245,780
Total liabilities and stockholders’ equity	$412,202	$502,643

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue:
Technology	$49,468	$51,482
Professional services	21,288	27,931
Total revenue	70,756	79,413
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	17,283	17,565
Professional services(1)(2)(3)	18,010	25,613
Total cost of revenue, excluding depreciation and amortization	35,293	43,178
Operating expenses:
Sales and marketing(1)(2)(3)	10,585	14,738
Research and development(1)(2)(3)	9,779	15,186
General and administrative(1)(2)(3)	13,960	14,162
Depreciation and amortization	12,115	12,320
Impairment of goodwill	95,501	—
Total operating expenses	141,940	56,406
Loss from operations	(106,477)	(20,171)
Interest and other expense, net	(4,135)	(3,356)
Loss before income taxes	(110,612)	(23,527)
Income tax provision	(414)	(215)
Net loss	$(111,026)	$(23,742)
Net loss per share, basic and diluted	$(1.53)	$(0.35)
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted	72,593	68,552
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2026	2025
Stock-Based Compensation Expense:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$118	$219
Professional services	549	1,002
Sales and marketing	796	2,162
Research and development	590	1,133
General and administrative	1,717	3,027
Total	$3,770	$7,543

(2)    Includes acquisition-related costs, net, as follows:

	Three Months Ended March 31,
	2026	2025
Acquisition-related costs, net:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$1	$74
Professional services	6	120
Sales and marketing	3	498
Research and development	6	167
General and administrative	2,421	2,170
Total	$2,437	$3,029

(3)    Includes restructuring costs as follows:

	Three Months Ended March 31,
	2026	2025
Restructuring costs:	(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$—	$401
Professional services	302	997
Sales and marketing	109	352
Research and development	100	1,672
General and administrative	1,280	136
Total	$1,791	$3,558

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(111,026)	$(23,742)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock-based compensation expense	3,770	7,543
Depreciation and amortization	12,115	12,320
Non-cash operating lease expense	625	735
Amortization of debt discount, issuance costs, and deferred financing costs	633	1,208
Investment discount and premium accretion	(227)	(914)
Provision for expected credit losses	555	810
Deferred tax provision	44	67
Impairment of goodwill	95,501	—
Other	229	(292)
Change in operating assets and liabilities:
Accounts receivable, net	(591)	(6,067)
Prepaid expenses and other assets	(33)	764
Accounts payable, accrued liabilities, and other liabilities	4,407	(7,196)
Deferred revenue	13,452	15,988
Operating lease liabilities	(943)	(944)
Net cash provided by operating activities	18,511	280

Cash flows from investing activities
Proceeds from the sale and maturity of short-term investments	21,000	143,208
Purchase of short-term investments	(24,915)	—
Acquisition of businesses, net of cash acquired	—	(41,122)
Capitalization of internal-use software	(4,604)	(4,661)
Purchase of property and equipment	(338)	(670)
Purchase of intangibles	(553)	—
Proceeds from the sale of property and equipment	4	7
Net cash (used in) provided by investing activities	(9,406)	96,762

Cash flows from financing activities
Proceeds from employee stock purchase plan	403	695
Repurchase of common stock	—	(5,000)
Repayment of debt	(407)	(407)
Net cash used in financing activities	(4)	(4,712)
Effect of exchange rate changes on cash and cash equivalents	(51)	(7)
Net increase in cash and cash equivalents	9,050	92,323

Cash and cash equivalents at beginning of period	50,814	249,645
Cash and cash equivalents at end of period	$59,864	$341,968

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Cost of Revenue, Adjusted Operating Expenses, Adjusted Net Income, and Adjusted Net Income per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin
Gross profit is a GAAP financial measure that is calculated as revenue less cost of revenue, including depreciation and amortization of capitalized software development costs and acquired technology. We calculate gross margin as gross profit divided by our revenue. Adjusted Gross Profit is a non-GAAP financial measure that we define as gross profit, adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses.
We present both of these measures for our technology and professional services business. We believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics generally eliminate the effects of certain items that may vary from company to company for reasons unrelated to overall profitability.

The following is a reconciliation of our Adjusted Gross Profit and Adjusted Gross Margin, in total and for technology and professional services, to gross profit and gross margin, the most directly comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2026 and 2025.

	Three Months Ended March 31, 2026
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$49,468	$21,288	$70,756
Cost of revenue, excluding depreciation and amortization	(17,283)	(18,010)	(35,293)
Amortization of intangible assets, cost of revenue	(4,190)	—	(4,190)
Depreciation of property and equipment, cost of revenue	(3,547)	—	(3,547)
Gross profit	24,448	3,278	27,726
Gross margin	49%	15%	39%
Add:
Amortization of intangible assets, cost of revenue	4,190	—	4,190
Depreciation of property and equipment, cost of revenue	3,547	—	3,547
Stock-based compensation	118	549	667
Acquisition-related costs, net(1)	1	6	7
Restructuring costs(2)	—	302	302
Adjusted Gross Profit	$32,304	$4,135	$36,439
Adjusted Gross Margin	65%	19%	51%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the KPI Ninja acquisition. For additional details refer to Notes 1 and 2 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.

	Three Months Ended March 31, 2025
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$51,482	$27,931	$79,413
Cost of revenue, excluding depreciation and amortization	(17,565)	(25,613)	(43,178)
Amortization of intangible assets, cost of revenue	(4,596)	—	(4,596)
Depreciation of property and equipment, cost of revenue	(2,980)	—	(2,980)
Gross profit	26,341	2,318	28,659
Gross margin	51%	8%	36%
Add:
Amortization of intangible assets, cost of revenue	4,596	—	4,596
Depreciation of property and equipment, cost of revenue	2,980	—	2,980
Stock-based compensation	219	1,002	1,221
Acquisition-related costs, net(1)	74	120	194
Restructuring costs(2)	401	997	1,398
Adjusted Gross Profit	$34,611	$4,437	$39,048
Adjusted Gross Margin	67%	16%	49%
___________________
(1)Acquisition-related costs, net include deferred retention expenses attributable to the Upfront, Intraprise, ARMUS and KPI Ninja acquisitions. For additional details refer to Notes 1 and 2 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.

Adjusted EBITDA
Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other expense, net, (ii) income tax provision, (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (vi) restructuring costs, (vii) impairment of goodwill, and (viii) non-recurring lease-related charges, as applicable. We view acquisition-related expenses when applicable, such as transaction costs (including third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations) and changes in the fair value of contingent consideration liabilities that are directly related to business combinations, as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe that excluding restructuring costs, impairment of goodwill and intangible assets, and non-recurring lease-related charges, as applicable, allows for more meaningful comparisons between operating results from period to period as these are separate from the core activities that arise in the ordinary course of our business and are not part of our ongoing operations. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our Adjusted EBITDA to net loss, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net loss	$(111,026)	$(23,742)
Add:
Interest and other expense, net	4,135	3,356
Income tax provision	414	215
Depreciation and amortization	12,115	12,320
Stock-based compensation	3,770	7,543
Acquisition-related costs, net(1)	2,437	3,029
Restructuring costs(2)	1,791	3,558
Impairment of goodwill(3)	95,501	—
Adjusted EBITDA	$9,137	$6,279
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 2 and 7 in our condensed consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to shareholder activism defense costs regarding our former CEO’s retirement and transition in the first quarter of 2026 and significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(3)Impairment of goodwill was recognized as a result of impairment indicators and quantitative tests indicating the fair value of the Technology reporting unit was below the carrying value as of March 31, 2026. For additional details, refer to Note 4 in our condensed consolidated financial statements.

Adjusted Cost of Revenue

Adjusted Cost of Revenue is a non-GAAP financial measure that we define as cost of revenue adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, and (iv) restructuring costs, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. Adjusted Cost of Revenue is also computable by subtracting Adjusted Gross Profit from revenue. We believe Adjusted Cost of Revenue provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Cost of Revenue to our cost of revenue, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cost of revenue, excluding depreciation and amortization	$35,293	$43,178
Add:
Amortization of intangible assets, cost of revenue	4,190	4,596
Depreciation of property and equipment, cost of revenue	3,547	2,980
Cost of revenue	43,030	50,754
Less:
Amortization of intangible assets, cost of revenue	(4,190)	(4,596)
Depreciation of property and equipment, cost of revenue	(3,547)	(2,980)
Stock-based compensation	(667)	(1,221)
Acquisition-related costs, net(1)	(7)	(194)
Restructuring costs(2)	(302)	(1,398)
Adjusted Cost of Revenue	$34,317	$40,365
__________________
(1)Acquisition-related costs, net include deferred retention expenses incurred as part of business combinations.
(2)Restructuring costs include severance and other team member costs from workforce reductions. For additional details, refer to Note 19 in our condensed consolidated financial statements.

Adjusted Operating Expenses

Adjusted Operating Expenses is a non-GAAP financial measure that we define as total operating expenses adjusted for (i) depreciation and amortization, (ii) stock-based compensation, (iii) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities for potential earn-out payments, (iv) impairment of goodwill, and (v) restructuring costs, as applicable. We view these adjustments to allow for more meaningful comparisons between operating results from period-to-period as these are separate from the core activities that arise in the ordinary course of our business. We believe Adjusted Operating Expenses provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance, and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Operating Expenses to our total operating expenses, the most directly comparable financial measure calculated in accordance with GAAP, as well as a calculation of total operating expenses and Adjusted Operating Expenses as a percentage of total revenue, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Total operating expenses	$141,940	$56,406
Less:
Depreciation and amortization	(12,115)	(12,320)
Stock-based compensation	(3,103)	(6,322)
Acquisition-related costs, net(1)	(2,430)	(2,835)
Impairment of goodwill(2)	(95,501)	—
Restructuring costs(3)	(1,489)	(2,160)
Adjusted Operating Expenses	$27,302	$32,769
Total operating expenses as a % of revenue	201%	71%
Adjusted Operating Expenses as a % of revenue	39%	41%
__________________
(1)Acquisition-related costs, net include third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(2)Impairment of goodwill was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the Technology reporting unit was below the carrying values as of March 31, 2026. For additional details, refer to Note 4 in our condensed consolidated financial statements.
(3)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to shareholder activism defense costs regarding our former CEO’s retirement and transition in the first quarter of 2026 and significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Note 19 in our condensed consolidated financial statements.

Adjusted Net Income and Adjusted Net Income Per Share

Adjusted Net Income is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) restructuring costs, (iv) acquisition-related costs, net, including the change in fair value of contingent consideration liabilities, (v) impairment of goodwill, and (vi) non-cash interest expense related to debt facilities, as applicable. We believe Adjusted Net Income provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of Adjusted Net Income to our net loss, the most directly comparable financial measure calculated in accordance with GAAP, for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(111,026)	$(23,742)
Add:
Stock-based compensation	3,770	7,543
Amortization of acquired intangibles	8,113	8,732
Restructuring costs(1)	1,791	3,558
Acquisition-related costs, net(2)	2,437	3,029
Impairment of goodwill(3)	95,501	—
Non-cash interest expense related to debt facilities	633	1,208
Adjusted Net Income	$1,219	$328
Denominator:
Weighted-average shares outstanding used in calculating net loss per share, basic and diluted, and Adjusted Net Income per share, basic	72,593,210	68,552,084
Non-GAAP dilutive effect of stock-based awards	622,525	225,507
Non-GAAP weighted-average shares outstanding used in calculating Adjusted Net Income per share, diluted	73,215,735	68,777,591

Net loss per share, basic and diluted	$(1.53)	$(0.35)
Adjusted Net Income per share, basic and diluted	$0.02	$0.01
______________
(1)Restructuring costs include severance and other team member costs from workforce reductions, as well as legal and advisory fees related to shareholder activism defense costs regarding our former CEO’s retirement and transition in the first quarter of 2026 and significant board of director refreshment that are non-recurring and outside the ordinary course of our business. For additional details, refer to Note 19 in our condensed consolidated financial statements.
(2)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments.
(3)Impairment of goodwill and intangible assets was recognized as a result of impairment indicators and quantitative tests indicating the fair values of the Technology reporting unit was below the carrying values as of March 31, 2026. For additional details, refer to Note 4 in our condensed consolidated financial statements.

DOS to Ignite Migration Potential Churn Analysis

The graphic below outlines our current expectations regarding annual recurring revenue (ARR) potentially at risk in connection with DOS to Ignite migration, as well as details regarding clients that have provided notice regarding churn or down-sell in connection with DOS to Ignite migration that will negatively impact ARR in 2026 and 2027. As described below, our current expectation is that we retain a portion of the potentially at-risk ARR and we expect a portion of the potentially at-risk ARR may churn or down-sell in 2026 and 2027, despite our efforts to retain those relationships. We view certain portions of this ARR to be likely to churn or down-sell; however, we have strategies and initiatives in place that aim to retain this ARR.

DOS-Related ARR: Potential 2026 and 2027 Impact

Breakdown of notified churn, as well as anticipated churn/down-sell ARR ($M)

$60M
$50M
$40M
$30M
$20M
$10M
$0M
~$52M ARR total
Anticipate to Retain ~$22M
2027 anticipated churn/down-sell ~$10M
2026 anticipated churn/down-sell ~$20M
(~50% in 1H and ~50% in 2H)
$12.5M ARR total
2027 $3.5M
2026 $9M
(~75% in 1H and ~25% in 2H)
Notified Churn
Already notified
At-Risk ARR (DOS-to-Ignite migration)
~$52M subject to negotiation

Health Catalyst Investor Relations Contact:
Stephanie St. Clair
Finance and Investor Relations, SVP
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Kathryn Larson
Director, Public Relations and Communications
media@healthcatalyst.com